CAPITAL BANCORP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM
ROCKVILLE, Maryland, April 25, 2019 (PRNEWSWIRE) -- Capital Bancorp, Inc. ("CBNK" or the "Company") (NASDAQ: CBNK) today announced that its Board of Directors has authorized a stock repurchase program that enables the Company to repurchase up to $5 million of its outstanding common stock. This program expires on December 31, 2020.
"We are pleased that our healthy balance sheet and continued strong financial performance put us in a position to invest in our growth and maintain ample liquidity, while simultaneously being able to return capital to stockholders through a repurchase program," said Ed Barry, CEO of Capital Bancorp, Inc.
Under the stock repurchase program, the Company may, from time to time and on or before the program's expiration date, repurchase shares of its outstanding common stock in the open market, in privately-negotiated transactions, or otherwise, subject to applicable laws and regulations.  The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company.  The Company may, in its discretion, begin, suspend or terminate repurchases at any time prior to the program's expiration, without any prior notice.  Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.  The Company expects to finance repurchases under the program with available cash balances.
About Capital Bancorp, Inc.

Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company's wholly owned subsidiary, Capital Bank, N.A., is the eighth largest bank headquartered in Maryland. Capital Bank has been providing financial services since 1999 and operates bank branches in five locations in the greater Washington, D.C., Northern Virginia and Baltimore, Maryland markets to serve its clients in and beyond that geography.  Capital Bank also has two nation-wide consumer lending brands, Capital Bank Home Loans, a mortgage division that originates conventional and government-guaranteed residential mortgage loans, and OpenSky® which provides secured credit cards to under-banked individuals and those who look to rebuild their credit scores. With a specialization in adapting traditional and current digitally based banking products to solve its customers’ most pressing needs and providing personalized services; the Bank has grown to total assets of approximately $1.1 billion at March 31, 2019 and its common stock is traded on the NASDAQ Global Market under the symbol "CBNK." More information can be found at the Company's website www.capitalbankmd.com under its investor relations page.
Capital Bank, N.A. is a member of the FDIC and the Federal Reserve System and is an equal housing lender.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and involve risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. In this release, the Company makes forward-looking statements regarding its plans to repurchase, from time to time, its common stock under the stock repurchase program.  There are various important factors that could cause actual events to differ from such forward-looking statements, including, among others, the market price of the Company's common stock prevailing from time to time, the Company's cash flows, other business or investment opportunities of the Company, and general economic and market conditions.  For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the U.S. Securities and Exchange Commission, including its most recently-filed quarterly or annual report. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.